Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 22, 2013, relating to the financial statements of Surgical Care Affiliates, Inc. (formerly known as ASC Acquisition LLC), which appears in the prospectus dated October 29, 2013 filed pursuant to Rule 424(b) of the Securities Act (No. 333-190998), which is incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

November 20, 2013